Exhibit T3B.29
Amended and Restated
BY-LAWS
of
CIT TECHNOLOGY FINANCING SERVICES, INC.

(a Massachusetts Corporation)
adopted September 15, 20031
ARTICLE I
OFFICES
     Section 1. The principal office shall be located at 1 CIT Drive, Livingston, New Jersey 07039. The registered office of the Corporation in the State of Massachusetts shall be c/o CT Corporation, 101 Federal Street, Boston, Massachusetts 02110.
     Section 2. The corporation may also have offices at such other places both within and without the Commonwealth of Massachusetts as the board of directors may from time to time determine or the business of the corporation may require.
ARTICLE II
ANNUAL MEETINGS OF STOCKHOLDERS
     Section 1. All meetings of stockholders for the election of directors shall at the principal office of the Corporation or at such place within or without the Commonwealth of Massachusetts as set forth in the Notice of Meeting or in a duly executed Waiver of Notice thereof.
     Section 2. Annual meetings of stockholders shall be held within 6 months after the end of the fiscal year of the corporation on such date and time as shall be designated, by the Board of Directors and stated in the notice of the Annual Meeting sent to Stockholders in accordance with these by-laws and the Massachusetts Business Corporation Law. At such meeting the Stockholders shall elect by plurality vote a board of directors, a president, a clerk and a treasurer, and shall transact such other business as may brought before the meeting.

[1]	Article IX, Section 7 was amended by Board resolution on August 3, 2009.

     Section 3. Written or printed notice of the annual meeting stating the place, day and hour of the meeting shall be given to each stockholder entitled to vote thereat not less than seven days before the date of the meeting. The notice shall also set forth the purpose or purposes for which the meeting is called.
ARTICLE III
SPECIAL MEETINGS OF STOCKHOLDERS
     Section 1. Special meetings of stockholders for any purpose other than the election of directors may be held at such time and place within the Commonwealth of Massachusetts as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.
     Section 2. Special meetings of stockholders may be called at any time, for any purpose or purposes, by the board of directors or by such other persons as may be authorized by law.
     Section 3. Written or printed notice of a special meeting of stockholders, stating the time, place and purpose or purposes thereof, shall be given to each stockholder entitled to vote thereat, at least seven days before the date fixed for the meeting.
ARTICLE IV
QUORUM AND VOTING OF STOCK
     Section 1. The holders of a majority of the shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the articles of organization. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.
     Section 2. If a quorum is present, the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the stockholders unless the vote of a greater number of shares of stock is required by law or the articles of organization.
     Section 3. Each outstanding share of stock, having voting power, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. A stockholder may vote either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact.
     Section 4. Any action required to be taken at a meeting of the stockholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof.
ARTICLE V
DIRECTORS
     Section 1. The number of directors shall be not less than one (1) nor more than nine (9). Directors need not be residents of the Commonwealth of Massachusetts nor stockholders of the corporation. The directors, other than the first board of directors, shall be elected at the annual meeting of the stockholders, and each director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified. The first board of directors shall hold office until the first annual meeting of stockholders.
     Section 2. Vacancies and newly created directorships resulting from any increase in the number of directors may be filled by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify.
     Section 3. The business affairs of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of organization or by these by-laws directed or required to be exercised or done by the stockholders.
     Section 4. The directors may keep the books of the corporation, except such as are required by law to be kept within the state, outside of the Commonwealth of Massachusetts, at such place or places as they may from time to time determine.
     Section 5. The board of directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise.
ARTICLE VI
MEETINGS OF THE BOARD OF DIRECTORS

     Section 1. Meetings of the board of directors, regular or special, may be held either within or without the Commonwealth of Massachusetts.
     Section 2. The first meeting of each newly elected board of directors shall be held An Annual Meeting of the Board of Directors shall be held immediately following the Annual Meeting of Stockholders at the place of such Annual Meeting of Stockholders, and no notice of such meeting shall be necessary, provided a quorum shall be present, or it may convene at such place and time as shall be fixed by the consent in writing of all the directors.
     Section 3. Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board.
     Section 4. Special meetings of the board of directors may be called by the president on three (3) days’ notice to each director, either personally or by mail or by telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors.
     Section 5. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.
     Section 6. A majority of the directors shall constitute a quorum for the transaction of business unless a greater number is required by law or by the articles of organization. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by statute or by the articles of organization. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
     Section 7. Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.
     Section 8. Unless the articles of organization or the by-laws otherwise provide, the members of the board of any corporation or any committee designated thereby may participate in a meeting of such board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

ARTICLE VII
COMMITTEES
          Section 1. Committees. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members one or more committees, each consisting of one or more Directors, and each of which, to the extent provided in such resolution, shall have all the authority of the Board. However, no such committee shall have authority as to any of the following matters:
     (a) the submission to Stockholders of any action as to which Stockholders’ authorization is required by law;
     (b) the filling of vacancies on the Board of Directors or on any committee;
     (c) the fixing of compensation of any Director for serving on the Board or on any committee;
     (d) the amendment or repeal of these By-Laws, or the adoption of new By-Laws; or
     (e) the amendment or repeal of any resolution of the Board of Directors which, by its terms, shall not be so amendable or repealable.
The Board of Directors may designate one or more Directors as alternate members of any such committee who may replace any absent member or members at any meeting of such committee. Each such committee shall serve at the pleasure of the Board of Directors and shall keep minutes of its meetings and report the same to the Board of Directors.
ARTICLE VIII
NOTICES
     Section 1. Whenever, under the provisions of the statutes or of the articles of organization or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

     Section 2. Whenever any notice whatever is required to be given under the provisions of the statutes or under the provisions of the articles of organization or these by-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.
ARTICLE IX
OFFICERS
     Section 1. Offices, Election, Term.
     (a) The initial officers shall be elected by the incorporators and are set forth in the articles of organization.
     (b) In accordance with Chapter 156B, Section 48 of the Massachusetts Business Corporation Law, the stockholders shall elect a Clerk and a Treasurer at the annual meeting of stockholders. The Board of Directors may fill any vacancies occuring in said offices prior to an annual meeting of stockholders.
     (c) The Board of Directors may elect or appoint a Chief Executive Officer, a President, one or more Vice Presidents, and a Controller, and such other officers as it may determine, who shall have such duties, powers and functions as hereinafter provided. The Chairman of the Board, the President or the Chief Executive Officer together with the Secretary of the Corporation may appoint any such other officers or agents, other than a Chief Executive Officer, President, Clerk or Treasurer, fix their term of office, and prescribe their respective authorities and duties. Any two or more offices may be held by the same person.
     (d) All officers shall be elected or appointed to hold office until the meeting of the Board of Directors immediately following the Annual Meeting of Stockholders.
     (e) Each officer shall hold office for the term for which he is elected or appointed and until his successor has been elected or appointed and qualified or until his earlier resignation or removal.
     (f) The Directors may require any officer to give security for the faithful performance of his duties.
     (g) The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such term and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

     Section 2. Removal and Resignation.
     (a) Directors and officers elected by stockholders, including persons elected by directors to fill vacancies in the board or in such offices, may be removed from their respective offices with or without cause by a vote of the holders of a majority of the shares entitles to vote in the election of directors or such officers.
     (b) Any officer elected or appointed by the Board of Directors may be removed by the Board at any time, with or without cause, by a vote of a majority of the directors then in office.
     (c) Any officer elected or appointed by the Chairman of the Board, the Chief Executive Officer, or the President, together with the Secretary of the Corporation may be removed by said appointing officers and/or the Board of Directors at any time, with or without cause.
     (d) If, for any reason, any elected or appointed officer of the Corporation ceases to be employed by CIT Group Inc. or any of its affiliates, such cessation of employment shall have the same effect as if such individual resigned as an officer of the Corporation. Under such circumstances, the Board of Directors shall not require the resigning officer to deliver a signed resignation, but instead, based on information received from the Human Resources Department of CIT Group Inc. or any of its affiliates, the Clerk or any Assistant Clerk or Assistant Secretary of the Corporation shall file with the minutes of the meetings of the Corporation a notice of the officer’s cessation of employment and consequent resignation as an officer of the Corporation.
     (e) In the event of the death, resignation or removal of an officer, the Board of Directors, in its discretion, may elect or appoint a successor to fill the unexpired term.
     (f) The Board of Directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of President, Treasurer and Clerk. Each such successor shall hold office for the unexpired term of his predecessor and until his successor is elected and qualified, or until his earlier death, resignation or removal.
THE CHIEF EXECUTIVE OFFICER
     Section 3. The Chief Executive Officer shall:
     (a) oversee the overall business and management of the Corporation;

     (b) report to the Stockholders on the business and affairs of the Corporation; and
     (c) perform such duties as from time to time may be assigned to him by the Board of Directors.
THE PRESIDENT
     Section 4. The president shall be elected by the directors at their first meeting following the annual meeting of stockholders. The president need not be a member of the Board of Directors.
     Section 5. The President shall:
     (a) preside at all meetings of the stockholders and the board of directors;
     (b) be controlled by the Chief Executive Officer and the Board of Directors of the corporation and shall make reports concerning the business and affairs of the Corporation to the Chief Executive Officer and the Board of Directors;
     (c) have the general powers and duties of supervision, management, direction and control of the business of the Corporation usually vested in the office of President, including, without limitation, the authority to sign or countersign all certificates, contracts, or other instruments of the Corporation as authorized by the Board of Directors.
     (d) and see that all orders and resolutions of the board of directors are carried into effect.
     Section 6. The officers of the Corporation shall be responsible to the President for the proper and faithful discharge of their several duties, and shall each report to him as he may from time to time require.
THE VICE-PRESIDENTS
     Section 7.2 Categories of Vice Presidents may include, but are not limited to, Executive Vice President, Senior Vice President and Assistant Vice President. Categories of Managing Directors may include, but are not limited to, Senior Managing Director, Managing Director, and Director. The title of Director, or any rank thereof, as described in this Article shall not possess the same

[2]	Article IX, Section 7 was amended by Board resolution on August 3, 2009 to add the office of Managing Director and ranks thereof, to the sections describing the office of Vice President.

authority nor be interchangeable with the title of Director as used when referring to the members of the Board of Directors defined under Article III of these By-Laws. In addition to those authorities set out below, each Vice President and Managing Director shall have such duties and authorities as may be described by the Board of Directors or by the officer to whom such Vice President or Managing Director reports. The term Vice President(s) as used in these By-Laws shall include all ranks of Vice President, Managing Director, and all ranks of Managing Director.
     Section 8. The Vice Presidents shall possess the power to sign all certificates, contracts, obligations and other instruments to which the Corporation is a party and such execution by any one of the Vice Presidents shall be legal, valid, and binding upon the Corporation. During the absence or disability of the President, the Vice President or, if there are more than one, the Vice Presidents in the order of (i) rank, (ii) election, or (iii) as determined by the board of directors, shall have all of the powers and functions of the President. Each Vice President shall perform such other duties as the President may delegate or as the Board of Directors shall prescribe.
THE CLERK AND ASSISTANT CLERKS
     Section 9. The clerk shall be elected by the stockholders of the corporation. The clerk shall be a resident of the Commonwealth of Massachusetts, provided however, he need not be such resident, if, and as long as, the corporation shall appoint and maintain a resident agent for service of process within the Commonwealth. The clerk shall:
     (a) keep the minutes of all meetings of the Board of Directors and of the Stockholders and cause the same to be recorded in the books provided for that purpose;
     (b) give or cause to be given notice of all meetings of Stockholders and of special meetings of the Board of Directors;
     (c) keep in safe custody the seal of the Corporation and affix it to any instrument, and when so affixed, it may be attested by his signature or by the signature of such assistant clerk, when authorized by the Board of Directors or the President;
     (d) when required, prepare or cause to be prepared and available at each meeting of Stockholders a certified list, in alphabetical order, of the names of Stockholders entitled to vote thereat, indicating the number of shares of each respective class held by each;
     (e) keep all the documents and records of the Corporation, as required by law or otherwise, in the proper and safe manner; and

     (f) perform all such other duties as may be incident to the office of Secretary and perform all such other duties as may be prescribed by the President or the Board of Directors.
     Section 10. The office of the clerk shall be deemed to be the office of the secretary of the corporation whenever such office is required for any purpose; and, whenever the signature of the secretary of the corporation is required on any instrument, or document, by the laws of the United States, or of any other state, or in any other manner whatsoever, the clerk shall have authority to affix his signature in such capacity.
     Section 11. The Assistant Clerk and Assistant Secretary. The assistant clerk and/or the assistant secretary, or if there be more than one, the assistant clerks in the order determined by the Clerk, President or board of directors, shall, in the absence or disability of the clerk, perform such other duties and have such other powers as the Clerk, the President or the board of directors may from time to time prescribe.
THE TREASURER AND ASSISTANT TREASURERS
     Section 12. The treasurer shall be elected by the stockholders of the corporation and shall:
     (a) have the custody of the corporate funds and securities;
     (b) keep full and accurate accounts of receipts and disbursements in the corporate books;
     (c) deposit all money and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors;
     (d) disburse the funds of the Corporation as may be ordered or authorized by the Board of Directors and preserve proper vouchers for such disbursements;
     (e) render to the President and the Board of Directors, at the regular meetings of the Board of Directors, or whenever they require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation;
     (f) render a full financial report at the Annual Meeting of the Stockholders, if so requested;

     (g) be furnished by all corporate officers and agents, at his request, with such reports and statements as he may require as to all financial transactions of the Corporation; and
     (h) perform such other duties as are given to him by these By-Laws or from time to time, are assigned to him by the Board of Directors or the President.
     Section 13. If required by the board of directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.
     Section 14. The Assistant Treasurer, or, if there shall be more than one, the assistant treasurers in the order determined by the Treasurer, the President, or the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Treasurer, the President, or the board of directors may from time to time prescribe.
THE CONTROLLER AND ASSISTANT CONTROLLER
     Section 15. The Controller. The Controller shall examine and certify the accounts of the Corporation and shall report to the Board of Directors or to such officer as the Board of Directors may require.
     Section 16. The Assistant Controller. During the absence or disability of the Controller, the Assistant Controller, or, if there be more than one, the one so designated by the Controller, the President or the Board of Directors, shall have all the powers and functions of the Controller. The Assistant Controller shall perform all such other duties as may be prescribed by the Treasurer, the President, or the Board of Directors.
DELEGATION OF DUTIES
     Section 17. Delegation of Duties. In the case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors deems sufficient, the Board of Directors may delegate, for any designated period of time, the powers or duties, or any of these, of such officer to any other officer, or to any Director, provided that one person is not given the powers and duties of both the President and Secretary.

     Section 18. Shares of Other Corporations. Whenever the Corporation is the holder of shares of any other corporation, any right or power of the Corporation as such stockholder (including the attendance, acting and voting at Stockholders’ meetings and execution of waivers, consents, proxies or other instruments) may be exercised on behalf of the Corporation by the President, any Vice President, or such other person as the Board of Directors may authorize.
     Section 19. Forms of Signature Acceptable forms of signature under which the officers may bind the corporation are by hand, autographically, by facsimile or by uniquely marked, computer-generated signatures or by other electronic methods.
ARTICLE X
INDEMNIFICATION
     The Corporation shall indemnify its officers, directors, employees and agents to the extent set forth in the By-Laws of CIT Group Inc., the ultimate parent of the Corporation and/or any successor thereto, as permitted by the General Corporation Law of Delaware, as amended, and by the Business Corporation Law of Massachusetts, as amended.
ARTICLE XI
CERTIFICATES FOR SHARES
     Section 1. The shares of the corporation shall be represented by certificates or shall be uncertificated shares. Each certificate shall be signed by the chairman of the board of directors, the president or a vice-president and the treasurer or an assistant treasurer of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. When the corporation is authorized to issue shares of more than one class there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the corporation will furnish to any stockholder upon request and without charge, a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued and, if the corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series. Any shares subject to any restriction on transfer shall have the restriction noted conspicuously on the certificate and shall also set forth on the face or back of the certificate either the full text of the restriction, or a statement of the existence of such restriction and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

     Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 19, 25-28 or 41A or a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
     Section 2. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.
LOST CERTIFICATES
     Section 3. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.
TRANSFERS OF SHARES
     Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the corporation.
FIXING OF RECORD DATE
     Section 5. The board of directors may fix in advance a time which shall be not more than sixty days before the date of any meeting of stockholders or the date for the payment of any dividend or the making of any distribution to stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution or the right to give such consent or dissent, and in such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date; or without fixing such record date the board of directors may for any of such purposes close the transfer books for all or any part of such period.
REGISTERED STOCKHOLDERS
     Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Massachusetts.
ARTICLE XII
GENERAL PROVISIONS
DIVIDENDS
     Section 1. Subject to the provisions of the articles of organization relating thereto, if any, dividends may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to any provisions of the articles of organization.
     Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.
FISCAL YEAR
     Section 3. The fiscal year of the corporation shall be fixed by resolution of the board of directors.
SEAL
     Section 4. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Massachusetts”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

ARTICLE XIII
AMENDMENTS
     Section 1. These by-laws may be altered, amended or repealed or new by-laws may be adopted (a) at any regular or special meeting of stockholders at which a quorum is present or represented, by the affirmative vote of a majority of the stock entitled to vote, provided notice of the proposed alteration, amendment or repeal be contained in the notice of such meeting, or (b) by the affirmative vote of a majority of the board of directors at any regular or special meeting of the board, except with respect to any provision which by law, the articles of organization or the by-laws requires action by the stockholders, and provided further that any by- law adopted by the directors may be amended or repealed by the stockholders.